UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 12, 2024

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1722 ROUTH STREET, SUITE 1300 DALLAS, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE SECURITIES EXCHANGE ACT OF 1934:

Title of Each Class	Symbol	Name of Exchange on which Registered
Common Units Representing Limited Liability Company Interests	ENLC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 12, 2024, EnLink Midstream, LLC (“ENLC”) entered into an amendment (the “Credit Agreement Amendment”) to the Amended and Restated Credit Agreement, dated as of June 3, 2022 (as amended, the “Credit Agreement”), among ENLC, Bank of America, N.A., as Administrative Agent, and the lenders party thereto, to, among other things, (i) amend the definition of funded indebtedness such that up to $500.0 million of obligations under our accounts receivable securitization facility are excluded from our leverage ratio and (ii) amend the change of control provisions of the Credit Agreement to designate ONEOK, Inc. (“ONEOK”) and its subsidiaries as Qualifying Owners (as defined in the Credit Agreement Amendment), such that the previously disclosed transaction (the “Acquisition”) pursuant to which ONEOK has agreed to acquire from GIP III Stetson I, L.P. (“GIP Stetson I”) and GIP III Stetson II, L.P. (“GIP Stetson II” and together with GIP Stetson I, collectively, the “GIP Entities”), in the aggregate, all of the equity interests held by the GIP Entities in ENLC and EnLink Midstream Manager, LLC, the managing member of ENLC (the “Manager”) will not constitute a change of control under the Credit Agreement.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Acquisition, on September 16, 2024, ENLC gave notice to the GIP Entities of its election to terminate the Unit Repurchase Agreement, dated as of January 16, 2024, by and among ENLC, GIP Stetson I, and GIP Stetson II (the “Unit Repurchase Agreement”), in accordance with the terms of the Unit Repurchase Agreement. The termination of the Unit Repurchase Agreement will be effective as of October 2, 2024, upon which date ENLC will repurchase the applicable number of common units representing limited liability company interests in ENLC (the “Common Units”) held by the GIP Entities, based on ENLC’s repurchases of Common Units from public unitholders effected during the third quarter of 2024 under ENLC’s Common Unit repurchase program, in accordance with the terms of the Unit Repurchase Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER		DESCRIPTION
10.1	—	First Amendment to Amended and Restated Credit Agreement, dated as of September 12, 2024, among EnLink Midstream, LLC, Bank of America, N.A., as Administrative Agent, and the lenders party thereto.
104	—	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

	By:	EnLink Midstream Manager, LLC, its Managing Member

Date: September 16, 2024	By:	/s/ Benjamin D. Lamb
Benjamin D. Lamb
Executive Vice President and Chief Financial Officer